UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2017 (January 12, 2017)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1600 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Plan Support Agreement

As previously disclosed on a Current Report on Form 8-K filed on December 23, 2016 (the “December 8-K”), on December 22, 2016, Memorial Production Partners LP (the “Partnership”) and certain of its subsidiaries (together with the Partnership, the “Memorial Parties”) entered into a Plan Support Agreement (the “Noteholder PSA”) with holders of the Partnership’s 7.625% Senior Notes due 2021 (the “2021 Notes”) and the Partnership’s 6.875% Senior Notes due 2022 (together with the 2021 Notes, the “Unsecured Notes”). As of the date hereof, holders of approximately 67% of the aggregate outstanding principal amount of the Unsecured Notes are party to the Noteholder PSA.

On January 13, 2017, the Memorial Parties entered into a Plan Support Agreement (the “RBL PSA” and, together with the Noteholder PSA, the “PSAs”) with lenders holding 100% of the loans (the “Consenting Lenders”) under that certain Credit Agreement, dated as of December 14, 2011 (the “RBL Credit Facility”), by and among Memorial Production Operating LLC, as borrower (“Operating LLC”), the Partnership, as parent guarantor, Wells Fargo Bank, National Association as administrative agent (the “RBL Credit Facility Agent”), the lenders from time to time party thereto, and the other parties thereto. Certain of the Consenting Lenders also entered into the RBL PSA in their capacities as parties to certain existing swap agreements (in such capacities, “Continuing Hedging Lenders”).

The RBL PSA was entered into on terms substantially similar to those of the Noteholder PSA. In addition, among other things, the RBL PSA provides that (i) the Consenting Lenders may terminate the RBL PSA upon the termination of the Noteholder PSA or if there is an amendment to the Noteholder PSA that is, or would reasonably be expected to be, adverse to the RBL Credit Facility Agent or the Consenting Lenders and (ii) each of the Memorial Parties agrees to not file a voluntary petition for relief under chapter 11 of title 11 of the United States Code (“Chapter 11”) until the Memorial Parties terminate each of their Swap Agreements (as defined in the RBL Credit Facility), other than the Existing Swap Agreements (as defined in the RBL PSA), and use the net proceeds thereof to repay outstanding RBL Loans (as defined in the RBL PSA).

A copy of the RBL PSA is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the RBL PSA is qualified in its entirety by the full text of such exhibit. It is still expected that the Partnership and certain of its subsidiaries will commence Chapter 11 proceedings by January 16, 2017.

Proposed Joint Chapter 11 Plan of Reorganization

Also as disclosed in the December 8-K, the Memorial Parties have agreed to undertake a financial restructuring, to be effected through a joint plan of reorganization (the “Plan”).

In addition to the terms of the Plan previously disclosed in the December 8-K, as set forth on a term sheet attached as an exhibit to the RBL PSA (the “Restructuring Term Sheet”), on the effective date of the Plan (the “Effective Date”), among other things:

●	the Partnership will enter into an exit credit facility (the “Exit Credit Facility”) on terms attached as an annex to the Restructuring Term Sheet;

●	the Amended and Restated Swap Agreements (as defined in the Restructuring Term Sheet) will be assumed by the reorganized Operating LLC pursuant to the Plan; and

●

each holder of an Allowed RBL Credit Facility Claim (as defined in the Restructuring Term Sheet) will receive (a) cash in the amount of its pro rata share of all accrued and unpaid interest (calculated in the manner described in the Interim Cash Collateral Order attached to the RBL PSA as Exhibit C (the “CCO”) and subject to the rights of the RBL Credit Facility Agent and the other RBL Credit Facility Secured Parties (as defined in the Restructuring Term Sheet) to seek cash payment of the Rate Differential (as defined in the CCO) and/or additional interest from and after the Petition Date on the Prepetition

Indebtedness (as defined in the CCO) at the post-default rate of two percent (2%) as provided in Section 3.02(c) of the RBL Credit Facility, all as more fully set forth in the CCO), fees and certain other amounts owing under the RBL Credit Facility through the Effective Date, to the extent not previously paid, (b) (x) its pro rata share of the Exit Credit Facility as a first lien, second-out term loan under the Exit Credit Agreement (as defined in the Restructuring Term Sheet), or (y) if a holder elects to participate in the Exit Credit Facility as a revolver lender, its pro rata share of first lien, first-out revolving loans under the Exit Credit Agreement, and (c) cash in an amount equal to certain claims for indemnities, expense reimbursement and certain other amounts due and owning under the RBL Credit Facility Loan Documents (as defined in the Restructuring Term Sheet).

Amendment to Noteholder PSA

On January 12, 2017, the Memorial Parties and the Requisite Noteholders (as defined in the Noteholder PSA) entered into an amendment to the Noteholder PSA (the “PSA Amendment”). The PSA Amendment extends certain milestone dates set forth in the Noteholder PSA to conform to the milestones contained in the RBL PSA. A copy of the PSA Amendment is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing description of the PSA Amendment is qualified in its entirety by the full text of such exhibit.

Third Amendment to Limited Waiver

As previously disclosed on November 1, 2016, in connection with the interest payment default on the 2021 Notes, the Partnership, Operating LLC, certain subsidiaries of the Partnership, the RBL Credit Facility Agent, and the lenders consenting thereto, entered into the Limited Waiver and Twelfth Amendment thereto (as amended, the “Limited Waiver”) with respect to the RBL Credit Facility.

On November 30, 2016, the Partnership entered into the First Amendment to Limited Waiver, which extended the outside date of the limited waiver period under the Limited Waiver from November 30, 2016 to December 16, 2016.

On December 16, 2016, the Partnership entered into the Second Amendment to Limited Waiver, which among other things, extended the outside date of the limited waiver period under the Limited Waiver from December 16, 2016 to January 13, 2017.

On January 13, 2017, the Partnership entered into the Third Amendment to Limited Waiver (the “Waiver Amendment”), which extended the outside date of the limited waiver period under the Limited Waiver from January 13, 2017 to January 16, 2017.

A copy of the Waiver Amendment is filed as Exhibit 10.3 hereto and incorporated herein by reference. The above description of the Waiver Amendment is qualified in its entirety by the full text of such exhibit.

Item 7.01.	Regulation FD Disclosure.

On January 13, 2017, the Partnership issued a press release announcing the signing of the RBL PSA, as described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this Item 7.01 of this Current Report on Form 8-K by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any of the Partnership’s filings under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01.	Other Events.

The Partnership cautions that trading in the Partnership’s securities during the pendency of the anticipated Chapter 11 proceedings is highly speculative and poses substantial risks. Trading prices for the Partnership’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Partnership’s securities in the anticipated Chapter 11 proceedings.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K includes “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. These statements include, but are not limited to, statements about financial restructuring or strategic alternatives and the Partnership’s expectations of plans, goals, strategies (including measures to implement strategies), objectives and anticipated results with respect thereto. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, many of which are beyond the control of the Partnership, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks and uncertainties relating to, among other things: the ability to confirm and consummate the restructuring plan in accordance with the terms of the PSAs, including on the time frame contemplated therein; the bankruptcy process, including the effects thereof on Partnership’s business and on the interests of various constituents, the length of time that the Partnership may be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; third party motions in any bankruptcy case, which may interfere with the ability to confirm and consummate a plan of reorganization; the potential adverse effects of bankruptcy proceedings on the Partnership’s liquidity or results of operations; increased costs to execute the financial restructuring; the Partnership’s efforts to reduce leverage; the Partnership’s level of indebtedness including its ability to satisfy its debt obligations; risks related to the Partnership’s ability to generate sufficient cash flow, to make payments on its obligations and to execute its business plan or the PSAs; the Partnership’s ability to access funds on acceptable terms, if at all, because of the terms and conditions governing the Partnership’s indebtedness or otherwise; the uncertainty of the impact that any financial restructuring implemented will have on the market for the Partnership’s publicly traded securities; tax consequences of business transactions; and changes in commodity prices and hedge positions and the risk that the Partnership’s hedging strategy may be ineffective or may reduce its income. Please read the Partnership’s filings with the SEC, including “Risk Factors” in the Partnership’s Annual Report on Form 10-K, and if applicable, the Partnership’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the Partnership’s Investor Relations website at http://investor.memorialpp.com/sec.cfm or on the SEC’s website at http://www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements. Except as required by law, the Partnership undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Plan Support Agreement, dated as of January 13, 2017, among the Memorial Parties, the Consenting Lenders and the Continuing Hedging Lenders

10.2	Amendment to Plan Support Agreement, dated as of January 12, 2017, among the Memorial Parties and the Requisite Noteholders

10.3	Third Amendment to Limited Waiver, dated as of January 13, 2017, among Memorial Production Operating LLC, Memorial Production Partners LP, certain other guarantors and lenders and Wells Fargo Bank, National Association, as administrative agent for the lenders

99.1	Press Release dated January 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: January 13, 2017	By:	/s/ Jason M. Childress
Jason M. Childress
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Plan Support Agreement, dated as of January 13, 2017, among the Memorial Parties, the Consenting Lenders and the Continuing Hedging Lenders

10.2	Amendment to Plan Support Agreement, dated as of January 12, 2017, among the Memorial Parties and the Requisite Noteholders

10.3	Third Amendment to Limited Waiver, dated as of January 13, 2017, among Memorial Production Operating LLC, Memorial Production Partners LP, certain other guarantors and lenders and Wells Fargo Bank, National Association, as administrative agent for the lenders

99.1	Press Release dated January 13, 2017